Exhibit 6.2

                            Form of Sales Agreement
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                       PHOENIX EQUITY PLANNING CORPORATION
                           100 Bright Meadow Boulevard
                         Enfield, Connecticut 06082-1989
                                  800-243-4361
                                 (203) 253-1000


PHOENIX FAMILY OF FUNDS
SALES AGREEMENT


TO:   Phoenix Equity Planning Corporation               FROM:
      100 Bright Meadow Boulevard
      Enfield, Connecticut 06082



Sir/Madam:

We desire to enter into an Agreement with you for the sale and distribution of shares of registered investment companies (which shall collectively be referred to hereafter as the "Funds") for which you are national distributor or principal underwriter and which may be listed in the Annex A hereto which such Annex may be amended by you from time to time. Upon acceptance of this Agreement by you, we understand that we may offer and sell shares of each of the Funds (hereafter "Shares") subject, however, to all of the terms and conditions hereof including your right to suspend or cease the sale of such shares.

1. We understand and agree that in all sales of Shares to the public we shall be acting as dealer for our own account: that all purchase orders and applications submitted to you by us are subject to acceptance or rejection by you in your sole discretion: and that each purchase will be deemed to have been consummated in your principal office subject to your acceptance and effective only upon confirmation in us by you.

2. We agree that all purchases of Shares by us shall be made only for the purpose of covering purchase orders already received from our customers (who may be any person other than a securities dealer or broker) or for our own bona fide investment.

3. We shall offer and sell shares purchased pursuant to this Agreement for the purpose of covering purchase orders of our customers at the current public offering price for such Shares ("Offering Price") as set forth in the current prospectus of each of the funds.

4. We shall pay you for Shares purchased by us within five (5) business days of the date of your confirmation to us of such purchase. The purchase price shall be the Offering Price, less only the applicable dealer discount ("Dealer Discount"), if any, as set forth in Annex A hereto. We agree that you have the right, without notice, to cancel any order for which payment has not been received by you as provided in this paragraph, in which case you may hold us responsible for any loss suffered by you resulting from our failure to make payment as aforesaid.

5. We understand and agree that any Dealer Discount or fee is subject to change from time to time. Any orders placed after the effective date of any such Dealer Discount change shall be subject to the Dealer Discounts in effect at the time such order is received by you.

6. We understand and agree that Shares purchased by us under this Agreement will not be delivered until payment has been received by you. Delivery of shares will be made by credit to a shareholder open account unless delivery of certificates is specified in the purchase order. In order to avoid unnecessary delay, it is understood that, at our request, any Shares resold by us to one of our customers will be delivered (whether by credit to a shareholder open account or by delivery of certificates) in the name of our customer.

PEP 80 (5-92)
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7.    We understand that on all purchases of Shares to which the terms of this
      Agreement are applicable by a person for whom we are dealer of record, you will pay us an amount equal to the Dealer Discount or fees which would have been paid to us with respect to such Shares if such Shares had been purchased through us. We understand and agree that the dealer of record for this purpose shall be the dealer through whom such person most recently purchased Shares of such fund. We understand that all amounts payable to us under this paragraph and currently payable under this agreement will be paid as of the end of each month unless specified otherwise for the total amount of Shares to which this paragraph is applicable but may be paid more frequently as you may determine in your discretion.

8. You appoint the transfer agent for each of the Funds as your agent to execute the purchase transaction of Shares and to confirm such purchases to our customers on our behalf, and we guarantee the legal capacity of our customers so purchasing such shares. We further understand if a customer's account is established without the customer signing the application form, we represent that the instructions relating to the registration and shareholder options selected (whether on the application form, in some other document or orally) are in accordance with the customer's instructions and we agree to indemnify the Funds, the transfer agent and you for any loss or liability resulting from acting upon such instructions.

9. Upon the purchase of Shares pursuant to a Letter of Intent, we will promptly return to you any excess of the Dealer Discount previously allowed or paid to us over that allowable in respect to such larger purchase.

10. Unless at the time of transmitting a purchase order we advise you to the contrary, you may consider that the investor owns no other Shares and may further assume that the investor is not entitled to any lower sales charge than that accorded to a single transaction in the amount of the purchase order as set forth in Annex A hereto.

11. We understand and agree that if any Shares purchased by us under the terms of this Agreement are, within seven (7) business days after the date of your confirmation to us of the original purchase order for such shares, repurchased by you as agent for such fund or are tendered to such fund for redemption, we shall forfeit the right to, and shall pay over to you the amount of, any Dealer Discount allowed to us with respect to such Shares. It is understood that you will forthwith pay over such amount to such fund and also shall pay over to such fund your share of the Sales Charge, if any, on the original transaction. We understand that you will notify us of such repurchase or redemption within ten (10) days of the date upon which certificates are delivered to you or to such fund or the date upon which the holder of Shares held in a shareholder open account places or causes to be placed to you or with such fund an order to have such Shares repurchased or redeemed.

12. We agree that, in the case of any repurchase of any Shares made more than seven (7) business days after confirmation by you of any purchase of such Shares, except in the case of Shares purchased by us from you for our own bona fide investment, we will act only as agent for the holders of such Shares and will place the orders for repurchase only with you. It is understood that we may charge the holder of such Shares a fair commission for handling the transaction.

13. Your obligations to us under this Agreement are subject to all the provisions of the respective distribution agreements entered into between you and each of the Funds. We understand and agree that in performing our services under this agreement we are acting in the capacity of an independent contractor, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith. Nothing in the Agreement shall be construed to constitute us or any of our agents, employees or representatives as your agent, partner or employee or the agent, partner or employee of any of the Funds.

14. We understand that you will supply us with reasonable quantities of the current prospectus and periodic reports to shareholders for each of the Funds. We agree not to use any other advertising or sales material relating to the sale of shares of any of the Funds unless other advertising or sales material is approved in writing by you.

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15.   We shall offer and sell Shares, and execute telephone exchanges, only in accordance with the terms and conditions of the then current prospectus of each of the Funds and subject to the provisions of this Agreement, and we will make no representations not contained in any such prospectus or in any authorized supplemental material supplied by you. We will use our best efforts in the development and promotion of sales of the Shares covered by this Agreement, and agree to be responsible for the proper instruction and training of all sales representatives employed by us in order that such Shares will be offered in accordance with terms and conditions of this Agreement and all applicable laws, rules and regulations. We agree to hold you harmless and indemnify you in the event that we or any of our sales representatives should violate any law, rule or regulation or any provisions of this Agreement which may result in possible liability to you. In addition, in consideration for the extension of the right to exercise the telephone exchange privilege to us and our registered representatives, we acknowledge that neither the Funds nor the Transfer Agent nor Equity Planning will be liable for any loss, injury or damage incurred as a result of acting upon, nor will they be responsible for the authenticity of any telephone instructions, and agree that we will indemnify and hold harmless the Funds, Equity Planning and the Transfer Agent against any loss, injury or damage resulting from any telephone exchange instruction from us or our registered representatives. (Telephone instructions will be recorded on tape.) In the event you determine to refund any amounts paid by any investor by reason of any such violation on our part, we shall forfeit the right to, and pay over to you, the amount of any dealer discount allowed to us with respect to the transaction for which the refund is made. All expenses which we incur in connection with our activities under this Agreement shall be borne by us.

16. We represent that we are properly registered as a broker or dealer under the Securities Exchange Act of 1934 and are members of the National Assocation of Securities Dealers, Inc. ("NASD") and agree to maintain membership in the NASD or, in the alternative, that we are foreign dealers not eligible for membership in the NASD. We agree to notify you promptly of any change, termination, or suspension of the foregoing status. We agree to abide by all the rules and regulations of the NASD including
      Section 26 of Article III of the Rules of Fair Practice which is incorporated herein by reference as if set forth in full. We further agree to comply with all applicable state and Federal laws and the rules and regulations of applicable regulatory agencies. We further agree that we will not sell, or offer for sale, Shares in any state or jurisdiction in which such Shares have not been duly registered or qualified for sale.

17. Either party may terminate this Agreement for any reason by written or telegraphic notice to the other party which termination shall become effective fifteen (15) days after the date of mailing or telegraphing such notice to the other party. You may also terminate this Agreement for cause or as a result of a violation by us, as determined by you in your discretion, of any of the provisions of this Agreement, said termination to be effective on the date of mailing written or telegraphing notice to us of the same. Without limiting the generality of the foregoing, our own expulsion from the NASD will automatically terminate this Agreement without notice. Our suspension from the NASD of violation or applicable state or Federal laws or rules and regulations of applicable regulatory agencies will terminate this Agreement effective upon the date of your mailing written notice or telegraphing notice to us of such termination. Your failure to terminate this Agreement for any cause shall not constitute a waiver of your right to so terminate at a later date for such cause.

18. We understand and agree that all communications and notices to you or to us shall be sent to the addresses set forth at the beginning of this Agreement or to such other addresses as either party may specify in writing from time to time.

19. This Agreement shall become effective upon the date of its acceptance by you as set forth herein. This Agreement and all rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Connecticut. This Agreement is not assignable or transferable, except that you may assign or transfer this Agreement to any successor distributor of the Shares described herein.

ACCEPTED ON BEHALF OF
PHOENIX EQUITY PLANNING CORPORATION                                                     DEALER FIRM

Date_______________________________________________________      ________________________________________________________________
                                                                                       NAME OF DEALER

By  John W. Filoon, Jr., Snr. Vice Pres., Sales & Mktg.
___________________________________________________________      Date ___________________________________________________________
                   NAME AND TITLE

                                                                 By _____________________________________________________________
                                                                                       NAME AND TITLE

/s/ John W. Filoon,Jr.
___________________________________________________________      ________________________________________________________________
                     AUTHORIZED SIGNATURE                                            AUTHORIZED SIGNATURE

                                                                        NASD - CRD - NUMBER _____________________________________

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                                     ANNEX A
                             DEALER'S AGREEMENT WITH
                       PHOENIX EQUITY PLANNING CORPORATION

The public offering price of CLASS A Shares of all Series of the Phoenix Series Fund (except the Money Market Fund Series) all Portfolios of the Phoenix Multi-Portfolio Fund and the Phoenix Total Return Fund Inc., is the net asset value plus a sales charge. The offering price so determined becomes effective after the purchase order is received by Equity Planning or the Trust's agent, State Street Bank and Trust Company. The sales charge is reduced on a graduated scale on single purchases of $50,000 or more as shown below:

CLASS A SHARES
--------------
                                   SALES CHARGE           SALES CHARGE             DEALER DISCOUNT OR AGENCY
AMOUNT OF TRANSACTION              AS PERCENTAGE          AS PERCENTAGE            FEE AS PERCENTAGE
AT OFFERING PRICE                  OF OFFERING PRICE      OF AMOUNT INVESTED       OF OFFERING PRICE*
-----------------                  -----------------      ------------------       ------------------
Less than $50,000                        4.75%                  4.99%                     4.25%
$50,000 but under $100,000               4.50%                  4.71%                     4.00%
$100,000 but under $250,000              3.50%                  3.63%                     3.00%
$250,000 but under $500,000              3.00%                  3.09%                     2.75%
$500,000 but under $1,000,000            2.00%                  2.04%                     1.75%
$1,000,000 or more . . .                 None                   None                      (see below*)

*In connection with purchase of CLASS A shares of $1,000,000 or more (and subsequent purchases in any amount) including purchases of shares of the Phoenix Money Market Fund Series, Equity Planning may pay broker-dealers from its own profits and resources, a percentage of the net asset value of any shares sold (excluding Phoenix Money Market Fund Series) as set forth below:

PURCHASE AMOUNT                                      PAYMENT TO BROKER/DEALERS
---------------                                      -------------------------

$1,000,000 - $2,000,000                              .75 of 1%
$2,000,000 - $4,000,000                              .50 of 1%
$4,000,000 or more                                   .25 of 1%

EFFECTIVE JANUARY 1, 1994: CLASS B shares will be offered on sales of shares of the PHOENIX HIGH YIELD FUND SERIES AND PHOENIX U.S. GOVERNMENT FUND SERIES both of which are Series of the Phoenix Series Fund, on sales of Shares of the PHOENIX TAX EXEMPT BOND PORTFOLIO which is a Portfolio of the Phoenix Multi-Portfolio Fund and on shares of the PHOENIX TOTAL RETURN FUND INC. Class B shares are sold at net asset value per share without the imposition of a sales charge at the time of purchase. Shares which are redeemed within six years of purchase will be subject to a contingent deferred sales charge, as described in the Fund's current prospectus, at the rates set forth below:

CLASS B SHARES:
---------------
                                            CONTINGENT DEFERRED SALES CHARGE
                                            AS A PERCENTAGE OF DOLLAR AMOUNT
YEARS SINCE PURCHASE                        SUBJECT TO CHARGE
--------------------                        -----------------

First                                                  4%
Second                                                 4%
Third                                                  3%
Fourth                                                 3%
Fifth                                                  2%
Sixth                                                  1%
Seventh                                                0

PHOENIX FUNDS DISTRIBUTION PLAN
-------------------------------

Under their respective Distribution Plans, each of the Phoenix Funds may pay Equity Planning an amount annually not to exceed a certain percentage of the average daily net assets of the Fund, as shown below. Equity Planning may pay to qualifying dealers an amount up to this percentage of the average daily net assets in qualifying shares sold by such dealers as described in the Fund's prospectus.

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FUND NAME                                    DISTRIBUTION PLAN
---------                                    -----------------

PHOENIX SERIES FUND                           CLASS A .25%    CLASS B .75%
PHOENIX MULTI-PORTFOLIO FUND                          .25%            .75%
PHOENIX TOTAL RETURN FUND                             .25%            .75%


*Equity Planning may sponsor sales contests and provide to all qualifying dealers from its own profits and resources, additional compensation in the form of trips and merchandise. Brokers or dealers other than Equity Planning may also make customary additional charges for their Services in effecting purchases, if they notify the Trust of their intention to do so.